Exhibit 10.2

Non-Employee Director Remuneration and Expense Reimbursement Summary

1.	Cash Compensation

a)	Annual Retainers

—	A non-employee Chairperson of the Board of Directors shall receive an annual Board retainer of $125,000.00 paid quarterly in advance on May 1, August 1, November 1 and February 1

—	Each non-employee member of the Board of Directors other than the non-employee Chairperson shall receive an annual Board retainer of $50,000.00 paid quarterly in advance on May 1, August 1, November 1 and February 1

—	The non-employee director who serves as Chairperson of the Audit Committee shall receive, in addition to his or her Board retainer, an annual Committee retainer of $20,000.00 paid quarterly in advance on May 1, August 1, November 1 and February 1

—	Each non-employee director who serves as Chairperson of a Board Committee other than the Audit Committee shall receive, in addition to his or her Board retainer, an annual Committee retainer of $10,000.00 paid quarterly in advance on May 1, August 1, November 1 and February 1

—	Under the terms of the 2000 Stock Plan, non-employee directors have the right to convert all or any portion of their annual Board retainers (but not their Committee retainers) to the award of Common Stock Equivalents (the “Retainer CSEs”)

	—	Retainer CSEs are purchased on each date an installment of the annual Board retainer is paid
	—	Any non-employee director who elects to purchase Retainer CSEs will receive a supplemental credit equal to 25% of the portion of the annual Board retainer used to purchase Retainer CSEs (referred to as the “Match”)
	—	The Match may be applied only to the purchase of additional CSEs (“Match CSEs”)
	—	The number of Retainer CSEs and Match CSEs to be received is based on the closing price of Novell common stock on the day before the grant
	—	Retainer CSEs are fully vested at the time of the grant
	—	Match CSEs, unlike Retainer CSEs, are subject to a cliff vesting period of three years from the date of award
	—	The Retainer CSEs will be converted into shares of Novell common stock on the earlier to occur of (i) the termination of service as a director and (ii) a date prior to the termination of service as a director specified by the director
	—	Vested Match CSEs will be converted into shares of Novell common stock on the termination of service as a director

b)	Meeting Fees

—	$1,500 for each Board and Board telephonic meeting attended

—	$1,500 for each Committee and Committee telephonic meeting attended as a Committee member

2.	Equity Compensation

—	25,000 options granted annually that vest over 2 years at 50% per year on anniversary date of award

—	One-time grant of 50,000 options made to new non-employee directors that vest over 4 years at 25% per year on anniversary date of award

—	Non-employee directors are required to hold equity (Novell common stock) equal to three times their annual Board retainer

	—	Non-employee Chairperson of the Board of Directors Total Stock Ownership Requirement (“Total SOR”) is $375,000 ($125k x 3)
	—	Other non-employee directors Total SOR is $150,000 ($50k x 3)
	—	Non-employee directors have five years to achieve the Total SOR, in accordance with the following schedule:

Year	Incremental SOR Percentage (Percentage of the Participant’s Total SOR)
1	5%

2	15%

3	30%

4	60%

5	100%

—	Forms of equity that count towards Total SOR consist of shares that are already owned and held, shares acquired on the open market or upon the exercise of stock options, Retainer CSEs, and any vested Match CSEs

—	The five year “phase in” of the SOR requirement described above applies (i) from November 1, 2004 for non-employee directors who were on the Board as of that date and (ii) for non-employee directors who joined the Board after November 1, 2004, from the date of their election to the Board

3.	Retirement/Disability/Death Provisions

a)	Directors’ Plan (As to options granted under this Plan prior to its expiration)

—	Upon retirement at age 73, 100% acceleration of all unvested options
—	Upon retirement at age 73, vested options remain exercisable for up to 12 months following retirement
—	Upon disability, no acceleration of unvested options
—	Upon disability, vested options remain exercisable for up to 12 months following disability
—	Upon death, no acceleration of unvested options
—	Upon death, options remain exercisable for up to 12 months

b)	2000 Stock Plan

—	Upon retirement at age 73, 100% acceleration of all unvested options
—	Upon retirement at age 73, vested options remain exercisable for either (i) the amount of time specified in the Option Agreement (but not beyond the expiration date of the option) or (ii) 24 months following retirement in the absence of a time specified in the Option Agreement (but not beyond the expiration date of the option)
—	Upon disability, no acceleration of unvested options
—	Upon disability, vested options remain exercisable for up to 12 months following disability
—	Upon death, vesting on an accelerated basis with respect to options that would have vested within 12 months following such death had the director not died and remained a director
—	Upon death, vested options remain exercisable for up to 12 months

4.	Reimbursements

a)	Meetings

—	Novell will provide reimbursement for attendance to all Board and Committee meetings covering the following:

	—	first class airfare ticket or equivalent
	—	lodging
	—	meals
	—	ground transportation to and from the meeting

b)	Conferences

—	Novell will provide reimbursement for attendance to one conference per year covering the following:

	—	registration fees
	—	first class airfare ticket or equivalent
	—	lodging
	—	meals
	—	ground transportation to and from the conference

c)	Orientation

—	Novell will provide reimbursement for new directors for attendance to one third-party orientation program covering the following:

	—	registration fees
	—	first class airfare ticket or equivalent
	—	lodging
	—	meals
	—	ground transportation to and from the orientation program

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